UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2008

ARKADOS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27587	22-3586087
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Old New Brunswick Road, Suite 202
Piscataway, NJ  08854
(Address of Principal Executive Offices)

(732) 465-9300
(Registrant's telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I

Item 1.01.  Entry into a Material Definitive Agreement.

We entered into an employment agreement with Larry L. Crawford on October 16, 2008 which sets forth his compensation in his capacity as Senior Vice President and Chief Financial Officer.  The initial term of the agreement is three years ending September 30, 2011 and the term renews for successive one month terms unless otherwise terminated.  Under the agreement, he  receives a base annual salary of $200,000 per year and was granted 600,000 seven year options to purchase shares of our common stock for $0.22 per share under the Arkados Group, Inc.  2004 Stock Option and Restricted Stock Plan, as amended (the “Plan”).  These options vest in 36 equal monthly installments.  The agreement provides that payment of cash compensation to Mr. Crawford may be deferred until the earlier of January 15, 2009 or our raising an aggregate of $5 million in financing and Mr. Crawford was granted additional options under the Plan to purchase shares of our common stock for $0.25 per share which vest monthly at the rate of 33,333 options while his salary is deferred.  The agreement also provides for severance benefits in the event of a change in control of the company of from six months to two years salary, depending on when the change of control occurs.  A copy of Mr. Crawford’s employment agreement is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.

On October 16, 2008, the appointment of Larry L. Crawford as Senior Vice President and Chief Financial Officer of Arkados Group, Inc. became effective pursuant to a board resolution adopted at a meeting held on October 3, 2008.  Mr. Crawford’s appointment as Secretary on October 15, 2008 also became effective on October 16, 2008.

Immediately prior to joining Arkados, Mr. Crawford served as Chief Financial Officer and Executive Vice President of WorldWater & Solar Technologies Corp, a publically traded solar renewable energy company. Prior to this and beginning in 2001, Mr. Crawford served as CFO and Executive Vice President of Escala Group,Inc., a publically traded collectibles service company.  Mr. Crawford served as Chief Financial Officer of Arzee Holdings, Inc. from 1996 to 2001 and as Vice President of Finance and Chief Financial Officer of Talon, Inc., a subsidiary of Coats Viyella plc, a publically traded UK textile group from 1987 to 1996. Mr. Crawford is certified as a CPA in NJ, NC and PA. He received his B.A. from Pennsylvania State University and his M.B.A. from the Lubin School of Business of Pace University, NY.

Certain material terms of Mr. Crawford’s employment agreement are set forth in Item 1.01 of this report and are incorporated in this item by reference.

There are no arrangements or understandings between Mr. Crawford and any other person pursuant to which Mr. Crawford was appointed Chief Financial Officer nor is there a family relationship between any director or executive officer and Mr. Crawford.  Mr. Crawford has not entered into any related party transactions with the registrant that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number

99.1	Executive Employment Agreement between Arkados Group, Inc. and Larry L. Crawford dated October 16, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKADOS GROUP, INC.

Date: October 16, 2008	By:	/s/ Larry L. Crawford
Larry L. Crawford,
Chief Financial Officer